Exhibit 99.1

Caesars Entertainment and VICI Properties Inc. Announce Sale of Bally’s Atlantic City to Twin River Worldwide Holdings Inc.

LAS VEGAS, April 24, 2020—Caesars Entertainment Corporation (“Caesars” or “Caesars Entertainment”) (NASDAQ:CZR) and VICI Properties Inc. (“VICI” or “VICI Properties”) (NYSE: VICI) today announced they have reached an agreement to sell the Bally’s Atlantic City Hotel & Casino to Twin River Worldwide Holdings Inc. (NYSE:TRWH) for approximately $25 million in cash. VICI will receive approximately $19 million from the sale, while Caesars will receive approximately $6 million. The annual base rent payments under the Non-CPLV Master Lease between Caesars and VICI remain unchanged.

“We look forward to the reopening of Bally’s Atlantic City as soon as appropriate once the public health emergency related to COVID-19 has passed,” said Caesars CEO Tony Rodio. “We appreciate Twin River’s commitment to this property, which has a great future ahead under its stewardship.”

“The sale of Bally’s Atlantic City demonstrates our ongoing commitment to work collaboratively with our tenants to optimize our individual businesses, even during these unprecedented times,” said John Payne, President and COO of VICI Properties. “This transaction allows us to maintain the existing financial terms of our master lease with Caesars and helps balance our geographic diversification as we work to complete the acquisition of Harrah’s Resort Atlantic City.”

Following the sale, Caesars will continue to operate Caesars Atlantic City, which will include the Wild Wild West casino area and The Book sports wagering facility, and Harrah’s Resort Atlantic City. VICI Properties will continue to own the land and real estate associated with Caesars Atlantic City, including the Wild Wild West casino area.

The Bally’s Atlantic City transaction is subject to regulatory approvals and other closing conditions. Bally’s Atlantic City will continue to be part of the Caesars Rewards network until closing.

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About Caesars Entertainment

Caesars Entertainment is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since its beginning in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

About VICI Properties

VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 28 gaming facilities comprising over 40 million square feet and features approximately 15,600 hotel rooms and more than

180 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars, Century Casinos Inc., Hard Rock International, JACK Entertainment and Penn National Gaming. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

About Twin River Worldwide Holdings Inc.

Twin River Worldwide Holdings, Inc. owns and manages seven casinos, two in Rhode Island, one in Mississippi, one in Delaware, and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 695 slots and 17 table games combined for its Colorado facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “anticipate,” “continue,” “could,” “expect,” “intend,” “may,” “possibility,” “potential,” “subject to,” and “will,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of each of Caesars and VICI may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of changes in general economic conditions, such as low consumer confidence, unemployment levels, and depressed real estate pricing resulting from the severity and duration of any downturn in the U.S. or global economy (including changes stemming from the public health emergency caused by COVID-19 and changes in economic conditions as a result of the COVID-19 public health emergency); the possibility that the Eldorado/Caesars combination may not be consummated on the timeframe contemplated, or at all; the possibility that the transactions contemplated by the transaction agreements for the sale of Bally’s Atlantic City may not be completed on the terms contemplated or at all, including as a result of being conditioned upon the receipt of regulatory approvals and other closing conditions; potential adverse reactions or changes to business, customer, management or employee relationships, including those resulting from the announcement or completion of the contemplated transactions; the possibility that the anticipated operating results and other benefits of the contemplated transactions are not realized when expected or at all; local risks including proximate competition, potential competition, customer retention, legislative risks, and local relationships; and other factors described from time to time in reports filed with the Securities and Exchange Commission by each of Caesars, VICI, and Twin River.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from these forward-looking statements is the potential impact of the public health emergency caused by COVID-19. The extent to which this public health emergency may impact the pending transactions will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the impact of the actions taken to contain the public health emergency or mitigate its impact, and the direct and indirect economic effects of the public health emergency and measures to contain it (including various state governments’ and/or regulatory authorities’ issuance of directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders, any of which may result in the closure of business operations). In addition, changes and instability in global, national and regional economic activity and financial market activity as a result of the COVID-19 public health emergency could negatively impact consumer discretionary spending and travel.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Neither Caesars nor VICI Properties undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect new information, the occurrence of unanticipated events or otherwise, except as required by applicable law.

Contacts

For Caesars Entertainment:

Investors:	Media:
Joyce Arpin	Richard Broome
(702) 880-4707	(201) 538-9212

For VICI:

Investors:	Media:
Investors@viciproperties.com	PR@viciproperties.com
(646) 949-4631	(646) 949-4631

David Kieske	ICR
EVP, Chief Financial Officer	Phil Denning
DKieske@viciproperties.com	Phil.Denning@icrinc.com
(646) 277-1258
Danny Valoy
Vice President, Finance	Jason Chudoba
DValoy@viciproperties.com	Jason.Chudoba@icrinc.com
(646) 277-1249

For Twin River:

Investors:	Media:
Steve Capp	Liz Cohen
EVP and Chief Financial Officer	Kekst CNC
401-475-8564	212-521-4845
InvestorRelations@twinriver.com	Liz.Cohen@kekstcnc.com